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                       FORM OF REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement") is made effective as of ____________, 1999 by and among EBonlineinc.com, a Nevada corporation having its principal place of business at 15285 Shady Grove Road, Suite 50, Rockville, Maryland 20850 (the "Company"), and each of the individuals and entities listed on Exhibit A to this Agreement (the "Investor(s)").

                                    RECITALS

         A. Each Investor listed in Exhibit A has subscribed for shares of common stock of the Company ("Shares"), pursuant to a non-public offering of such Shares by the Company.

         B. As partial consideration for purchase of the Shares by the Investors the Company has offered to provide the Investors with certain registration rights as set forth herein.

         In consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         As used in this Agreement the following terms shall have the following meanings:

         1.1 "AFFILIATE" shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with a specified person.

         1.2 "COMMON STOCK" shall mean the $.001 par value Common Stock of the Company.

         1.3 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.4 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.5 "HOLDER" OR "HOLDERS" shall mean any Investor owning Shares or any permitted transferee thereof in accordance with Section 2.10 hereof.

         1.6 "INITIAL CLOSING" shall mean the initial closing of the Private Placement in which the Shares were sold, pursuant to a Private Placement Memorandum dated August 2, 1999.

         1.7  "INITIATING   HOLDERS"  shall  mean  the  Investors  or  permitted
transferees of the Investors under Section 2.10 hereof who, in the aggregate, are Holders of not less than fifty percent (50%) of the outstanding Shares.

         1.8 "INVESTOR(S)" shall mean the individuals and entities listed in Exhibit A to this Agreement.


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         1.9 The terms "REGISTER,"  "REGISTERED" and  "REGISTRATION"  refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         1.10 "REGISTRATION EXPENSES" shall mean all expenses incurred in complying with registrations, filings or qualification under Sections 2.1 and
2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursement of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company and Selling Expenses).

         1.11 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.12 "SELLING EXPENSES" shall mean all underwriting documents and selling commissions applicable to the sale and all fees and disbursements of special counsel for any Holder (except as provided in Section 1.10).

         1.13 "SHARES" shall mean the shares of Common Stock sold pursuant to the Private Placement Memorandum dated August 2, 1999.

                                    SECTION 2

                               REGISTRATION RIGHTS

         2.1      DEMAND REGISTRATION.

                  (a) DEMAND FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written demand that the Company effect any Registration with respect to all or a part of the Shares at any time after six months, and until two years and six months from the Initial Closing, the Company will:

                    (i)  promptly   give   written   notice   of  the   proposed
                         Registration to all other Holders; and

                    (ii) use its  diligent  efforts to effect such  Registration within 90 days of receipt of such written demand (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations), as may be so requested and as would permit or facilitate the public offer and sale, for a period of not less than nine (9) consecutive months (the "Effectiveness Period") of all or such portion of such Shares as are specified in such request in writing received by the Company within fifteen (15) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 2.1:

                                   A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration unless

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                                        the   Company  is  already   subject  to
                                        service in such jurisdiction and except as may be required by the Securities Act;

                                   B)   If  the  Shares  have  been   Registered
                                        pursuant    to   Section   2.2  of  this
                                        Agreement; or

                                   C) After the Company has effected one (1) such Registration pursuant to this
                                        Section 2.1(a),  such  Registration  has
                                        been declared or ordered effective and the securities offered pursuant to such Registration have been sold.

                  Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Shares so requested pursuant to this Section 2.1(a).

                  (b) UNDERWRITING. If the Initiating Holders intend to distribute the Shares covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section
2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a)(i). The right of any Holder to Registration pursuant to Section 2.1 shall then be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in the underwriting to the extent requested and provided herein.

                  The Company shall (together with all Holders and other parties proposing to distribute their Shares through such underwriting) enter into an underwriting agreement in customary form with the representative(s) of the underwriter or underwriters (the "Underwriter's Representative") selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 2.1, if the Underwriter's Representative advises the Initiating Holders in writing that marketing factors require a limitation of the number of Shares to be underwritten, the Initiating Holders shall so advise all holders of Shares, and the underwriter may limit the number of Shares to be included in the Registration and underwriting on a pro rata basis based on the total number of Shares entitled to Registration held by the participating Holders. The Company and/or the Underwriter's Representative may, in their sole discretion, round the number of Shares offered hereunder to the nearest 100 Shares. No Shares excluded from the underwriting by reason of the Underwriter's Representative marketing limitation shall be included in such Registration.

                  If any Holder of Shares disapproves of the terms of the underwriting, such person may elect to withdraw therefrom prior to effectiveness of the registration statement by written notice to the Company, the Underwriter's Representative and the Initiating Holders. The Shares so withdrawn shall also be withdrawn from Registration; provided, however, that, if by the withdrawal of such Shares a greater number of Shares held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the Underwriter's Representative), then the Company shall allocate such greater number of Shares to such Holders in proportion, as nearly as practicable, to the respective amount of Shares held by such participating Holders.

                  If the Underwriter's Representative has not limited the number of Shares to be underwritten, the Company may include securities for its own account or for the account of other shareholders of the Company in such Registration if the Underwriter's Representative so agrees.

         2.2 COMPANY REGISTRATION. If at any time or from time to time, the Company shall determine to Register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock

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purchase or other benefit plans,  or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a transaction pursuant to Rule 145, as promulgated by the Commission, the Company will:

                  (a) give to each Holder written notice of its intention at least 20 days before filing each such registration statement with respect thereto; and

                  (b) include in such Registration all the Shares specified in a written request or requests, made within fifteen (15) days after receipt by such Holder of the notice given pursuant to 2.1(a). The Company shall register the Shares "for the shelf", that is, for future sale, not as part of the underwriting. Except for the first such underwriting, the provisions of Section 2.1(b) shall apply to any other Registration under this Section 2.2.

                  (c) notwithstanding the provisions of this Section 2.2, the Company has the right at any time after giving notice pursuant to Section 2.2(a) to elect not to file, or to withdraw, such Registration prior to effectiveness.

         2.3   DELAY PERIODS, SUSPENSION OF SALES.

                  (a) If at any time prior to the expiration of the Effectiveness Period, counsel to the Company (which counsel shall be experienced in securities laws matters) has determined in good faith that it is reasonable to conclude that the filing of a registration statement pursuant to Section 2.1(a) or the compliance by the Company with its disclosure obligations in connection with such registration statement may require the disclosure of information which the Board of Directors of the Company has identified as material and which the Board of Directors has determined that the Company has a BONA FIDE business purpose for preserving as confidential, then the Company may delay the filing or the effectiveness of such registration statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement such registration statement for a period (an "Information Delay Period") expiring three business days after the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and Commission requirements or (B) up to 90 days after the Company notifies the Holders of the Shares included therein of such good faith determination. Each such Information Delay Period begun during the Effectiveness Period shall suspend the Effectiveness Period until the end of each such Information Delay Period. There shall be permitted no more than two Information Delay Periods during any twelve month period.

                  (b) If at any time prior to the expiration of the Effectiveness Period, the Company is advised by a nationally recognized investment banking firm selected by the Company that, in such firm's written reasonable opinion addressed to the Company (a copy of which shall be delivered to each Holder of Shares Registered under the registration statement), sales of Shares pursuant to such registration statement at such time would materially adversely affect any immediately planned underwritten public equity financing by the Company, the Company shall not be required to maintain the effectiveness of such registration statement or amend or supplement such registration statement for a period (a "Transaction Delay Period") commencing on the date of pricing of such equity financing and expiring three business days after the earliest to occur of (A) the abandonment of such financing or (B) 90 days after the completion of such financing. Each such Transaction Delay Period begun during the Effectiveness Period shall suspend the Effectiveness Period until the end of each such Transaction Delay Period. There shall be permitted no more than two Transaction Delay Periods during any twelve month period.

                  (c) A Transaction Delay Period and an Information Delay Period are hereinafter collectively referred to as "Delay Periods" or a "Delay Period." The Company will give prompt written notice to each Holder of Shares included in


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the registration  statement of each Delay Period. Such notice shall be given (A)
in the case of an Information Delay Period, as soon as practicable after the Board of Directors makes the determination referenced in Section 2.3(a), and (B) in the case of a Transaction Delay Period, at least 20 days in advance of the commencement of such Delay Period. Such notice shall state to the extent, if any, as is practicable, an estimate of the duration of such Delay Period. Each such Holder, be acceptance of any Shares, agrees that upon receipt of such notice of Delay Period such Holder will (x) forthwith discontinue disposition of Shares pursuant to such Registration statement and (y) not deliver any prospectus forming a part of the registration statement in connection with any sale of Shares until the expiration of such Delay Period.

         2.4 BLUE SKY QUALIFICATION. The Company hereby covenants to take all reasonable efforts to qualify or register the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holders in writing; provided, however, that the Company shall not be obligated to execute or file any consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         2.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any Registration pursuant to Section 2.1 or Section 2.2 shall be borne by the Company and all Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of securities so registered; provided, however, that the participating Holders shall pay, pro rata, all expenses of any registration proceeding begun pursuant to Section 2.1 if the Registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Shares to be Registered, unless such withdrawal is due to material adverse information pertaining to the Company as of the date of filing the Registration which was previously not known to the Holders.

         2.6 REGISTRATION PROCEDURES. In the case of each Registration effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense the Company will:

                  (a) Keep such Registration effective until the earlier to occur of (A) the completion of the Effectiveness Period or (B) the Holder or Holders have completed the distribution described in the registration statement relating thereto; and

                  (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         2.7      INDEMNIFICATION.

                  (a) The Company will indemnify and hold harmless, and does hereby undertake to indemnify and hold harmless, each Holder, each of its officer, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which
Registration has been effected pursuant to this Section 2.5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of this Agreement or based on any alleged untrue statement or a material fact contained in any registration statement, prospectus, offering circular or other document or amendments thereto, or based on any alleged omission to state therein a


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material fact required of the Company in connection with any such  Registration, or any violation by the Comoany of any federal, state or common law rule or regulation applicable to Company and relating to action or inaction required of Company in connection with any such Registration. Further, the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extend that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder or underwriter.

                  (b) Each Holder will, if Shares held by such Holder are included in the securities as to which such Registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject), including settlement of any litigation under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, which material fact was provided in writing by the Holder for inclusion in any such documents, or any violation by the Holder of any federal, state or common law rule or regulation applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration. Further, each Holder will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons of the Company, such other Holders or the underwriters, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case (other than a violation of law, rule or regulation) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder. Notwithstanding the foregoing, the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Shares from the sale of such Shares as contemplated herein.

                  (c) Each party entitled to indemnification  under this Section
2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Section 2.6 except to the extend that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.


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         2.8  INFORMATION  BY  HOLDER.  Each  Holder of Shares  included  in any
Registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any Registration referred to in this Section 2.

         2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Shares which are Restricted Securities to the public without registration, the Company agrees:

                  (a) To make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) To use its diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times after it has become subject to such reporting requirements; and

                  The Company further shall furnish forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule. The Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Investors may reasonably request in availing itself of any rule or regulation of the Commission allowing Investor to sell any such Shares without registration.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights granted each Investor under this Agreement may not be assigned except: (i) to a purchaser of more than 5,000 Shares (as appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, consolidations and the like);
(ii) to a successor entity to an Investor pursuant to a reorganization or recapitalization of an Investor, (iii) to an Affiliate of an Investor, or (iv) to the partners of an Investor or to the estate or heirs of such a partner or to a trust for the benefit of such a partner, his or her spouse or descendants; provided, that the Company receives notice within twenty (20) days following such assignment.

         2.11 TERMINATION OF REGISTRATION RIGHTS.The rights granted pursuant to this Agreement shall terminate as to each Investor (and permitted transferee under Section 2.10 above) upon the occurrence of any of the following:

          a) At such time as all Shares held by such Investor or permitted transferee can be sold pursuant to Rule 144 (or its successor provision) within the three-month time period referred to in Rule 144(e);

          b) At such time as all Shares held by such Holder can be sold under Rule 144(k) (or its successor provision);

         2.12 "MARKET STAND-OFF" AGREEMENT. Each Holder agrees not to sell or otherwise to transfer or dispose of any Shares held by such Holder during the period not to exceed two hundred seventy (270) days as requested by the managing underwriter following the effective date of the first registration statement of the Company filed under the Securities Act after the Initial Closing, provided that all officers and directors enter into similar agreements. Such agreement shall be confirmed in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

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                                    SECTION 3

                                  MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado.

         3.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

         3.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein and subject to compliance with the provisions herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties thereto.

         3.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereto. This Agreement may only be amended or waived by a writing signed by all parties to this Agreement; provided, however, that Holders of a majority of the Shares then held by the Holders or any permitted transferee thereof, acting together, may waive or amend (either generally or in a particular instance and either retroactively or prospectively), on behalf of all Investors, Holders and permitted transferees, any provisions hereof affecting Investors, so long as the effect thereof will be that all such Investors, Holders and permitted transferees will be treated equally.

         3.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A, or at such other address as Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Registerable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registerable Securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the attention of the President. If notice is provided by mail, notice shall be deemed to be given upon proper deposit in the mail (and if outside the United States, sent by airmail).

         3.6 DELAY OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registerable Securities upon any breach or default of the Company under this agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in Section 3.4 of this Agreement. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         3.7 EXPENSES. Except as provided in Section 2, the Company and each Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

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

         3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

         3.9 SEVERABILITY. In the event that any provisions of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         3.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



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